UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2010

CRM Holdings, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-32705	98-0521707
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On April 8, 2010, Majestic Insurance Company (“Majestic”), a wholly-owned subsidiary of CRM Holdings, Ltd., announced that it had entered into a quota share agreement with certain subsidiaries of AmTrust Financial Services, Inc (“AmTrust”).

Effective April 1, 2010, Majestic and certain insurance subsidiaries of AmTrust entered into a 90% quota share agreement covering underwriting, claims management and administration of workers’ compensation insurance in the western states of California, Arizona, Nevada and Oregon (“covered business”). Under the quota share agreement, Majestic will assume 90% of the first $500 thousand of losses and loss adjustment expenses from any single occurrence under the covered business and AmTrust will cede 90% of the applicable premiums to Majestic.   Majestic will provide to AmTrust security for its obligations in the form of a trust account, which may be combined with cash advances, funds withheld, letters of credit or a combination thereof.  The agreement limits the amount of covered business to $40 million in any calendar year. Majestic will perform various management services for the covered business, including marketing, underwriting, issuance of polices, loss control, and claims handling. Majestic will reimburse AmTrust for costs associated with the covered business, including commissions, taxes, assessments and all other expenses other than allocated loss adjustment expenses. In addition, AmTrust will receive a 7.0% ceding commission from Majestic.

The quota share agreement has an initial term from April 1, 2010 to December 31, 2011, with successive calendar year renewals thereafter. AmTrust has the right to terminate the agreement (1) on 120 days prior written notice, (2) on 30 days prior written notice if Majestic experiences a loss of 20% or more of its policyholders’ surplus or shareholder funds during any twelve month period and upon other contractually defined circumstances, or (3) immediately if Majestic becomes insolvent, is unable to pay its debts, is placed in conservation, rehabilitation or liquidation or has a receiver appointed.

The agreement between Majestic and AmTrust is expected to help Majestic retain and compete for rating sensitive business, in light of A.M. Best’s downgrade of Majestic’s financial strength rating from “A-” to “B++” in December 2009.

On April 8, 2010, CRM Holdings issued a press release announcing the relationship with AmTrust. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This current report on Form 8-K contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. All forward-looking statements involve risks and uncertainties. Although the Company believes that its plans, intentions and expectations are reasonable, the Company may not achieve such plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements the Company makes in this document. Such risks and uncertainties are discussed in the Company's Form 10-K for the year ended December 31, 2009 and in other documents filed by the Company with the Securities and Exchange Commission. These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of CRM Holdings, Ltd. dated April 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd. (Registrant)

April 8, 2010	By:	/s/ James J. Scardino
James J. Scardino Chief Executive Officer